Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452

Customers Bancorp Reports Results for Full Year and Fourth Quarter 2022
Full Year 2022 Highlights
•2022 net income available to common shareholders was $218.4 million, or $6.51 per diluted share; ROAA was 1.13% and ROCE was 17.40%.
•2022 core earnings* were $256.4 million, or $7.63 per diluted share; Core ROAA* was 1.32% and Core ROCE* was 20.43%.
•2022 core earnings excluding Paycheck Protection Program* ("PPP") were $218.7 million, or $6.51 per diluted share, up 46.2% over 2021. This included a pre-tax provision release of $36.8 million, or $0.86 per diluted share, from the sale of $500.0 million of consumer installment loans in Q3 2022, and other full year 2022 core earnings (excluding PPP)* of $5.65.
•2022 adjusted pre-tax pre-provision net income* was $400.7 million; adjusted pre-tax pre-provision ROAA* was 1.99%; adjusted pre-tax pre-provision ROCE* was 31.16%.
•Year-over-year loan growth was $1.2 billion, or 8.4%. Year-over-year loan growth excluding PPP* was $3.5 billion, or 30.7%, led by our low-risk variable rate corporate and specialty lending verticals.
•Year-over-year deposit growth was $1.4 billion, up 8.2%.
•2022 net interest margin, tax equivalent was 3.19%. 2022 net interest margin, tax equivalent, excluding the impact of PPP loans* was 3.16%.
•2022 provision for credit losses on loans and leases of $59.5 million was largely driven by the impact of loan growth, net of the sale of consumer installment loans in Q3 2022, the recognition of weaker macroeconomic forecasts, and certain one-time charge-offs.
•Non-performing assets were $30.8 million, or 0.15% of total assets, at December 31, 2022 compared to $49.8 million, or 0.25% of total assets, at December 31, 2021. Allowance for credit losses on loans and leases equaled 426% of non-performing loans at December 31, 2022, compared to 278% at December 31, 2021.
•Book value per share and tangible book value per share* grew year over year by $1.76 or 4.7%, despite increased AOCI losses of $158.1 million over the same time period. Tangible book value per share* has grown by 77.9% over the past 5 years, significantly higher than the industry average of 2% for mid-cap banks (1).
•Repurchased 830,145 common shares for $33.2 million in 2022, leaving 1.9 million of common shares authorized to be repurchased by September 2023.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

(1) Mid-cap banks as reported by KRX Index.

Fourth Quarter 2022 Highlights
•Q4 2022 net income available to common shareholders was $25.6 million, or $0.77 per diluted share; ROAA was 0.55% and ROCE was 8.05%.
•Q4 2022 core earnings* were $39.4 million, or $1.19 per diluted share; Core ROAA* was 0.81% and Core ROCE* was 12.36%.
•Q4 2022 core earnings (excluding PPP)* were $45.3 million, or $1.37 per diluted share, up 22.9% over Q4 2021.
•Q4 2022 adjusted pre-tax pre-provision net income* was $81.4 million; adjusted pre-tax pre-provision ROAA* was 1.56%; adjusted pre-tax pre-provision ROCE* was 24.59%.
•Q4 2022 loan growth was $458.0 million, or 3.0%. Q4 2022 loan growth excluding PPP* was $614.5 million, or 4.3%, led by our low-risk variable rate corporate and specialty lending verticals.
•Q4 2022 deposit growth was $634.5 million, or 3.6%.
•Q4 2022 net interest margin, tax equivalent was 2.67%. Q4 2022 net interest margin, tax equivalent, excluding the impact of PPP loans* was 2.87%.
•Q4 2022 provision for credit losses on loans and leases of $27.9 million was largely driven by the impact of loan growth, the recognition of weaker macroeconomic forecasts, and one-time charge-offs of $11.0 million for loans originated pursuant to the PPP program.
•Non-performing assets were $30.8 million, or 0.15% of total assets, at December 31, 2022 compared to $28.0 million, or 0.14% of total assets, at September 30, 2022. Allowance for credit losses on loans and leases equaled 426% of non-performing loans at December 31, 2022, compared to 466% at September 30, 2022.
•Q4 2022 book value per share and tangible book value per share* grew by $0.62 or 1.6%, despite increased AOCI losses of $7.0 million over the same time period.
•Repurchased 166,000 common shares for $5.3 million in Q4 2022.

CEO Commentary
West Reading, PA, January 25, 2023 - “We delivered another solid quarter and are extremely pleased with our 2022 results despite the challenging interest rate and economic environment,” said Customers Bancorp Chairman and CEO, Jay Sidhu. “Our Q4 2022 GAAP earnings were negatively impacted by after-tax securities net losses of $13.5 million, or $0.41 per diluted share, which will benefit net interest margin in the short-term and has an earn back of roughly one year as well as after-tax net losses on PPP loans of $6.0 million, or $0.18 per diluted share. However, we are very pleased to report that Q4 2022 earnings from the core bank* were $1.37 per diluted share, beating internal targets and estimates, and bringing full year 2022 core earnings (excluding PPP)* per share to $6.51. Our responsible organic growth strategy is laser focused on credit quality with 90% of our growth in low credit risk verticals. We have taken prudent risk management strategic actions over the past several quarters to ensure we are well positioned from a capital, credit, liquidity and earnings perspective especially as we head into a highly uncertain 2023. We are also pleased to report that we beat the upper end of our 2022 core earnings per share, excluding PPP* target of $4.75 - $5.00 by 13%, even before considering the Q3 2022 pre-tax provision release of $36.8 million. Core loan* growth in 2022 was led by increases in low-risk variable rate specialty lending verticals of $3.0 billion. Asset quality remains exceptional and credit reserves are extremely robust at 426% of total non-performing loans. Our loan and deposit pipelines remain strong and we are very focused on improving our margins, moderating our growth, controlling our expenses, actively buying back common shares to the extent we are trading below book value, and creating exceptional value for our shareholders. We remain very optimistic about our future,” Mr. Jay Sidhu continued.

Core earnings excluding PPP* for Q4 2022 were $45.3 million, or $1.37 per diluted share, calculated as shown below.

(Dollars in thousands, except per share data)	USD	Per share
GAAP net income available to shareholders	$25,623	$0.77
Less: PPP net loss, after-tax	(5,956)	(0.18)
GAAP net income to common shareholders, excluding PPP	31,579	0.95
Losses on investment securities	13,543	0.41
Derivative credit valuation adjustment	202	0.01
Core earnings, excluding PPP	$45,324	$1.37

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)		Twelve Months Ended		Increase (Decrease)
	December 31, 2022	December 31, 2021			December 31, 2022	December 31, 2021
Profitability Metrics:
Net income available for common shareholders	$25,623	$98,647	$(73,024)	(74.0)%	$218,402	$300,134	$(81,732)	(27.2)%
Diluted earnings per share	$0.77	$2.87	$(2.10)	(73.2)%	$6.51	$8.91	$(2.40)	(26.9)%
Core earnings*	$39,368	$101,213	$(61,845)	(61.1)%	$256,415	$344,700	$(88,285)	(25.6)%
Core earnings per share*	$1.19	$2.95	$(1.76)	(59.7)%	$7.63	$10.23	$(2.60)	(25.4)%
Core earnings, excluding PPP*	$45,324	$36,890	$8,434	22.9%	$218,746	$149,650	$69,096	46.2%
Core earnings per share, excluding PPP*	$1.37	$1.07	$0.30	28.0%	$6.51	$4.44	$2.07	46.6%
Return on average assets ("ROAA")	0.55%	2.08%	(1.53)		1.13%	1.64%	(0.51)
Core ROAA*	0.81%	2.13%	(1.32)		1.32%	1.86%	(0.54)
Core ROAA, excluding PPP*	0.93%	0.80%	0.13		1.14%	0.84%	0.30
Return on average common equity ("ROCE")	8.05%	33.18%	(25.13)		17.40%	28.75%	(11.35)
Core ROCE*	12.36%	34.04%	(21.68)		20.43%	33.02%	(12.59)
Adjusted pre-tax pre-provision net income*	$81,377	$130,595	$(49,218)	(37.7)%	$400,712	$471,046	$(70,334)	(14.9)%
Adjusted pre-tax pre-provision net income ROAA, excluding PPP*	1.67%	1.37%	0.30		1.81%	1.44%	0.37
Net interest margin, tax equivalent	2.67%	4.14%	(1.47)		3.19%	3.70%	(0.51)
Net interest margin, tax equivalent, excluding PPP loans*	2.87%	3.12%	(0.25)		3.16%	3.16%	—
Loan yield	5.64%	5.48%	0.16		5.00%	4.73%	0.27
Loan yield, excluding PPP*	5.86%	4.41%	1.45		5.05%	4.37%	0.68
Cost of deposits	2.73%	0.36%	2.37		1.31%	0.44%	0.87
Efficiency ratio	49.20%	38.70%	10.50		44.81%	40.38%	4.43
Core efficiency ratio*	49.12%	38.14%	10.98		43.02%	37.54%	5.48
Balance Sheet Trends:
Total assets	$20,896,112	$19,575,028	$1,321,084	6.7%
Total assets, excluding PPP*	$19,897,959	$16,325,020	$3,572,939	21.9%
Total loans and leases	$15,794,671	$14,568,885	$1,225,786	8.4%
Total loans and leases, excluding PPP*	$14,796,518	$11,318,877	$3,477,641	30.7%
Non-interest bearing demand deposits	$1,885,045	$4,459,790	$(2,574,745)	(57.7)%
Total deposits	$18,156,953	$16,777,924	$1,379,029	8.2%
Capital Metrics:
Common Equity	$1,265,167	$1,228,423	$36,744	3.0%
Tangible Common Equity*	$1,261,538	$1,224,687	$36,851	3.0%
Common Equity to Total Assets	6.05%	6.28%	(0.23)
Tangible Common Equity to Tangible Assets*	6.04%	6.26%	(0.22)
Tangible Common Equity to Tangible Assets, excluding PPP*	6.34%	7.50%	(1.16)
Book Value per common share	$39.08	$37.32	$1.76	4.7%
Tangible Book Value per common share*	$38.97	$37.21	$1.76	4.7%
Common equity Tier 1 capital ratio (1)	9.5%	10.0%	(0.5)
Total risk based capital ratio (1)	12.0%	12.9%	(0.9)

(1) Regulatory capital ratios as of December 31, 2022 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Paycheck Protection Program (PPP)
We funded, either directly or indirectly, about 358,000 loans totaling $10.3 billion. Through the program, we earned close to $350 million of deferred origination fees from the SBA, which was significantly accretive to our earnings and capital levels as these loans were forgiven by the government. In Q4 2022, we recognized only $4 million of these fees in earnings as forgiveness levels were slower than expected, bringing total fees recognized to date to $322 million, and $26 million remaining to be recognized in 2023. "As we've stated previously, it is difficult to predict the timing of PPP forgiveness. We expect most of the fees to be recognized over the next two quarters; however, because we fully paid off the FRB PPP liquidity facility in third quarter 2021, these loans are currently being funded with higher cost funding, reducing their short-term profitability. This was particularly evident in Q4 2022 as higher PPP-related expenses resulted in a total negative impact to Q4 2022 earnings of $0.18 per diluted share. This included negative net interest income of $2.8 million resulting from higher funding costs, $11.0 million of one-time charge-offs increasing provision expense, and a $7.5 million gain resulting from a legal settlement with one of our third party PPP service providers. These one-time charge-offs are before the impact of any contractual indemnities or recoveries we may receive in future periods," commented Customers Bancorp CFO, Carla Leibold.
Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	December 31, 2022	% of Total	September 30, 2022	% of Total	December 31, 2021	% of Total
Commercial:
Commercial & industrial:
Specialty lending	$5,412,887	34.3%	$5,103,974	33.3%	$2,403,991	16.5%
Other commercial & industrial	1,135,336	7.2	1,064,332	7.0	942,679	6.5
Multifamily	2,217,098	14.0	2,267,376	14.8	1,486,308	10.2
Loans to mortgage companies	1,447,919	9.2	1,708,587	11.1	2,362,438	16.2
Commercial real estate owner occupied	885,339	5.6	726,670	4.7	654,922	4.5
Loans receivable, PPP	998,153	6.3	1,154,632	7.5	3,250,008	22.3
Commercial real estate non-owner occupied	1,290,730	8.2	1,263,211	8.2	1,121,238	7.7
Construction	162,009	1.0	136,133	0.9	198,981	1.4
Total commercial loans and leases	13,549,471	85.8	13,424,915	87.5	12,420,565	85.3
Consumer:
Residential	498,781	3.1	466,888	3.0	350,984	2.4
Manufactured housing	45,076	0.3	46,990	0.3	52,861	0.3
Installment:
Personal	1,306,376	8.3	1,056,432	6.9	1,392,862	9.6
Other	394,967	2.5	341,463	2.3	351,613	2.4
Total consumer loans	2,245,200	14.2	1,911,773	12.5	2,148,320	14.7
Total loans and leases	$15,794,671	100.0%	$15,336,688	100.0%	$14,568,885	100.0%

Commercial and industrial ("C&I") loans and leases, including specialty lending, increased $3.2 billion, or 95.7% year-over-year, to $6.5 billion. Practically all of the increases in outstanding balances were in the low-risk variable rate secured categories of Capital Call Lines and Lender Finance (collectively referred to as Fund Finance). Multifamily loans increased $730.8 million, or 49.2%, to $2.2 billion, commercial real estate owner occupied loans increased $230.4 million, or 35.2%, to $885.3 million, commercial real estate non-owner occupied loans increased $169.5 million, or 15.1% to $1.3 billion and residential loans increased $147.8 million, or 42.1%, to $498.8 million year-over-year. These increases in loans and leases were partially offset by a decrease in total consumer installment loans of $43.1 million, or 2.5%, to $1.7 billion primarily due to the sale of $500.0 million of consumer installment loans in Q3 2022 offsetting new originations and originations and purchases of certain consumer installment loans with the intent to sell and a decrease in construction loans of $37.0 million, or 18.6%, to $162.0 million.

Allowance for Credit Losses on Loans and Leases

The following table presents allowance for credit losses on loans and leases (information as of the dates and periods indicated):

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	December 31, 2022	September 30, 2022		December 31, 2022	December 31, 2021
Allowance for credit losses on loans and leases	$130,924	$130,197	$727	$130,924	$137,804	$(6,880)
Provision (benefit) for credit losses on loans and leases	$27,891	$(7,836)	$35,727	$27,891	$13,890	$14,001
Net charge-offs (recoveries) from loans held for investment	$27,164	$18,497	$8,667	$27,164	$7,582	$19,582
Annualized net charge-offs (recoveries) to average loans and leases	0.70%	0.47%		0.70%	0.21%
Coverage of credit loss reserves for loans and leases held for investment	0.93%	0.95%		0.93%	1.12%
Coverage of credit loss reserves for loans and leases held for investment, excluding PPP*	1.00%	1.03%		1.00%	1.53%

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

The increase in net charge-offs in Q4 2022 compared to Q3 2022 was primarily due to one-time charge-offs of $11.0 million for certain loans originated under the PPP program that were subsequently determined to be ineligible for SBA forgiveness and guarantee and were deemed uncollectible.
Provision (Benefit) for Credit Losses

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	December 31, 2022	September 30, 2022		December 31, 2022	December 31, 2021
Provision (benefit) for credit losses on loans and leases	$27,891	$(7,836)	$35,727	$27,891	$13,890	$14,001
Provision (benefit) for credit losses on available for sale debt securities	325	(158)	483	325	—	325
Provision (benefit) for credit losses	28,216	(7,994)	36,210	28,216	13,890	14,326
Provision (benefit) for credit losses on unfunded commitments	153	254	(101)	153	352	(199)
Total provision (benefit) for credit losses	$28,369	$(7,740)	$36,109	$28,369	$14,242	$14,127

The provision for credit losses on loans and leases in Q4 2022 was $27.9 million, compared to a benefit to provision of $7.8 million in Q3 2022. The provision in Q4 2022 was primarily due to loan growth, one-time charge-offs of $11.0 million for certain loans originated under the PPP program that were subsequently determined to be ineligible for SBA forgiveness and guarantee and ultimately deemed uncollectible and our recognition of weaker macroeconomic forecasts, as compared to a benefit to provision in Q3 2022 primarily from the sale of $500.0 million of consumer installment loans in connection with the Company's balance sheet optimization initiatives. The sale transaction resulted in approximately $36.8 million of release in allowance for credit losses in Q3 2022, which was included in core earnings* and contributed approximately $0.86 per diluted share. The provision for credit losses on available for sale investment securities in Q4 2022 was $0.3 million compared to a benefit to provision of $0.2 million in Q3 2022.
The provision for credit losses on loans and leases in Q4 2022 was $27.9 million, compared to a provision of $13.9 million in Q4 2021. The provision in Q4 2022 was primarily due to loan growth, one-time charge-offs of $11.0 million for certain loans originated under the PPP program that were subsequently determined to be ineligible for SBA forgiveness and guarantee and ultimately deemed uncollectible and our recognition of weaker macroeconomic forecasts. The provision for credit losses on available for sale investment securities in Q4 2022 was $0.3 million compared to no provision in Q4 2021.

Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	December 31, 2022	September 30, 2022	Increase (Decrease)	December 31, 2022	December 31, 2021	Increase (Decrease)
Non-performing assets ("NPAs"):
Nonaccrual / non-performing loans ("NPLs")	$30,737	$27,919	$2,818	$30,737	$49,620	$(18,883)
Non-performing assets	$30,783	$27,965	$2,818	$30,783	$49,760	$(18,977)
NPLs to total loans and leases	0.19%	0.18%		0.19%	0.34%
Reserves to NPLs	425.95%	466.34%		425.95%	277.72%
NPAs to total assets	0.15%	0.14%		0.15%	0.25%

Loans and leases risk ratings:
Commercial loans and leases (1)
Pass	$10,793,980	$10,262,647	$531,333	$10,793,980	$6,389,228	$4,404,752
Special Mention	138,829	104,560	34,269	138,829	230,065	(91,236)
Substandard	291,118	329,878	(38,760)	291,118	266,939	24,179
Total commercial loans and leases	11,223,927	10,697,085	526,842	11,223,927	6,886,232	4,337,695
Consumer loans
Performing	1,899,376	1,893,977	5,399	1,899,376	2,114,950	(215,574)
Non-performing	21,591	16,680	4,911	21,591	17,116	4,475
Total consumer loans	1,920,967	1,910,657	10,310	1,920,967	2,132,066	(211,099)
Loans and leases receivable	$13,144,894	$12,607,742	$537,152	$13,144,894	$9,018,298	$4,126,596

(1)    Excludes loan receivable, PPP, as eligible PPP loans are fully guaranteed by the Small Business Administration.
Over the last decade, we have developed a suite of commercial loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s C&I, loans to mortgage companies, corporate and specialty lending lines of business, and multifamily loans for example, are characterized by conservative underwriting standards and low loss rates. Because of this emphasis, the Bank’s credit quality to date has been incredibly healthy despite an adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, we employ a bottom-up data driven approach to analyze the commercial portfolio. Exposure to industry segments and CRE significantly impacted by COVID-19 initially is not substantial.
Total consumer installment loans were approximately 8.1% of total assets at December 31, 2022, 10.8% of total loans and leases and 11.5% of core loans*, and were supported by an allowance for credit losses of $68.7 million. At December 31, 2022, our consumer installment portfolio had the following characteristics: average original FICO score of 740, average debt-to-income of 19.0% and average borrower income of $107 thousand.
Non-performing loans at December 31, 2022 were essentially flat at 0.19% of total loans and leases, compared to 0.18% at September 30, 2022 and 0.34% at December 31, 2021.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	December 31, 2022	% of Total	September 30, 2022	% of Total	December 31, 2021	% of Total
Demand, non-interest bearing	$1,885,045	10.4%	$2,993,793	17.1%	$4,459,790	26.6%
Demand, interest bearing	8,476,027	46.7	7,124,663	40.7	6,488,406	38.7
Total demand deposits	10,361,072	57.1	10,118,456	57.8	10,948,196	65.3
Savings	811,798	4.5	592,002	3.4	973,317	5.8
Money market	2,734,217	15.1	4,913,967	28.0	4,349,073	25.9
Time deposits	4,249,866	23.3	1,898,013	10.8	507,338	3.0
Total deposits	$18,156,953	100.0%	$17,522,438	100.0%	$16,777,924	100.0%

Total deposits increased $1.4 billion, or 8.2%, to $18.2 billion at December 31, 2022 as compared to a year ago. Time deposits increased $3.7 billion, or 737.7%, to $4.2 billion. This increase was offset partially by decreases in money market deposits of $1.6 billion, or 37.1%, to $2.7 billion, total demand deposits of $587.1 million, or 5.4%, to $10.4 billion and savings deposits of $161.5 million, or 16.6%, to $811.8 million. The total cost of deposits increased by 237 basis points to 2.73% in Q4 2022 from 0.36% in the prior year primarily due to higher market interest rates and a shift in deposit mix.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	December 31, 2022	September 30, 2022	December 31, 2021
Customers Bancorp, Inc.
Common Equity	$1,265,167	$1,249,137	$1,228,423
Tangible Common Equity*	$1,261,538	$1,245,508	$1,224,687
Common Equity to Total Assets	6.05%	6.13%	6.28%
Tangible Common Equity to Tangible Assets*	6.04%	6.12%	6.26%
Tangible Common Equity to Tangible Assets, excluding PPP*	6.34%	6.48%	7.50%
Book Value per common share	$39.08	$38.46	$37.32
Tangible Book Value per common share*	$38.97	$38.35	$37.21
Common equity Tier 1 capital ratio (1)	9.5%	9.8%	10.0%
Total risk based capital ratio (1)	12.0%	12.5%	12.9%

(1) Regulatory capital ratios as of December 31, 2022 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Customers Bancorp's common equity increased $36.7 million to $1.3 billion, and tangible common equity* increased $36.9 million to $1.3 billion at December 31, 2022 compared to a year ago, respectively, as earnings of $218.4 million more than offset a negative impact to accumulated other comprehensive income ("AOCI") from increased unrealized losses on investment securities of $158.1 million (net of taxes). Similarly, book value per common share increased to $39.08 from $37.32, and tangible book value per common share* increased to $38.97 at December 31, 2022 from $37.21 at December 31, 2021, respectively. Customers remains well capitalized by all regulatory measures.
At the Customers Bancorp level, the total risk based capital ratio (estimate), common equity to total assets ratio and tangible common equity to tangible assets ratio ("TCE ratio"), excluding PPP loans*, were 12.0%, 6.05% and 6.34%, respectively, at December 31, 2022.
At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At December 31, 2022, estimated Tier 1 capital and total risk-based capital were 11.1% and 12.2%, respectively.

Key Profitability Trends
Net Interest Income
Net interest income totaled $135.1 million in Q4 2022, a decrease of $23.9 million from Q3 2022, primarily due to lower PPP net interest income of $12.4 million resulting from reduced recognition of deferred fees of $7.0 million driven by lower loan forgiveness in Q4 2022 and increased funding costs of $5.0 million, reflecting increases in funding rates. Net interest income earned by the core bank* decreased $11.5 million over Q3 2022, reflecting the $500.0 million consumer loan sale in Q3 2022, higher funding costs, and shift in funding mix. The increase in interest income on investment securities and core loans* of $12.4 million and $25.7 million, respectively, mostly due to higher interest rates on variable loans in specialty lending, were offset by higher expenses paid on deposits, fed funds, FHLB advances and other borrowings of $57.6 million from a shift in deposit mix and higher interest rates during Q4 2022. Excluding PPP loans, average interest-earning assets increased $0.5 billion. Interest-earning asset growth was primarily driven by increases in C&I loans and leases, mostly in specialty lending, investment securities and interest earning deposits, partially offset by decreases in commercial loans to mortgage companies and consumer installment loans. Compared to Q3 2022, total loan yields increased 56 basis points to 5.64% primarily due to higher interest rates on variable rate loans in specialty lending. Excluding PPP loans, the Q4 2022 total loan yield* was 71 basis points higher than Q3 2022 reflecting increased interest rates and the variable rate nature of the loan portfolio.
Net interest income totaled $135.1 million in Q4 2022, a decrease of $58.6 million from Q4 2021, primarily due to lower PPP interest income of $74.8 million resulting from reduced recognition of deferred fees of $68.0 million driven by lower loan forgiveness in Q4 2022. This decrease was offset in part by increased net interest income earned by the core bank of $22.9 million, up 20% over Q4 2021, including increased interest income on investment securities and core loans* of $27.8 million and $95.6 million, respectively, mostly due to higher average balances and interest rates on variable loans in specialty lending. In addition, higher expenses paid on deposits, fed funds, FHLB advances and other borrowings of $114.2 million resulted mainly from a shift in deposit mix and higher interest rates during Q4 2022. Excluding PPP loans, average interest-earning assets increased $4.5 billion. Interest-earning asset growth was primarily driven by increases in C&I loans and leases, mostly in specialty lending, investment securities, multifamily loans and residential mortgages, offset in part by decreases in commercial loans to mortgage companies and interest earning deposits. Compared to Q4 2021, total loan yields increased 16 basis points to 5.64% primarily due to higher interest rates on variable rate loans in specialty lending, partially offset by lower PPP yields driven by lower deferred fee recognition. Excluding PPP loans, the Q4 2022 total loan yield* was 145 basis points higher than Q4 2021 reflecting increased interest rates and the variable rate nature of the loan portfolio.

Non-Interest Income
The following table presents details of non-interest income for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	December 31, 2022	September 30, 2022		December 31, 2022	December 31, 2021
Interchange and card revenue	$71	$72	$(1)	$71	$84	$(13)
Deposit fees	958	989	(31)	958	1,026	(68)
Commercial lease income	8,135	7,097	1,038	8,135	5,378	2,757
Bank-owned life insurance	1,975	3,449	(1,474)	1,975	1,984	(9)
Mortgage warehouse transactional fees	1,295	1,545	(250)	1,295	2,262	(967)
Gain (loss) on sale of SBA and other loans	—	106	(106)	—	2,493	(2,493)
Loss on sale of consumer installment loans	—	(23,465)	23,465	—	—	—
Loan fees	4,017	3,008	1,009	4,017	2,513	1,504
Mortgage banking income	90	125	(35)	90	262	(172)
Gain (loss) on sale of investment securities	(16,937)	(2,135)	(14,802)	(16,937)	(49)	(16,888)
Unrealized gain (loss) on investment securities	28	(259)	287	28	—	28
Unrealized gain (loss) on derivatives	43	563	(520)	43	586	(543)
Legal settlement gain	7,519	—	7,519	7,519	—	7,519
Other	151	(112)	263	151	452	(301)
Total non-interest income	$7,345	$(9,017)	$16,362	$7,345	$16,991	$(9,646)

Non-interest income totaled $7.3 million for Q4 2022, an increase of $16.4 million compared to Q3 2022. The increase was primarily due to $23.5 million of loss realized from the sale of $500 million of consumer installment loans as part of our balance sheet optimization initiatives in Q3 2022, which included the write-off of deferred origination costs and other transaction-related expenses, a $7.5 million gain from a court-approved settlement with a third party PPP service provider in Q4 2022 and higher commercial lease income and loan fees from continued growth. These increases were partially offset by higher losses realized from the sale of investment securities of $14.8 million to rebalance the investment portfolio with higher interest-earning securities and lower bank-owned life insurance income primarily due to death benefits received in Q3 2022.
Non-interest income totaled $7.3 million for Q4 2022, a decrease of $9.6 million compared to Q4 2021. The decrease was primarily due to lower gains realized from the sales of SBA and other loans, higher losses realized from the sale of investment securities of $16.9 million to rebalance the investment portfolio with higher interest-earning securities and lower mortgage warehouse transactional fees in Q4 2022 compared to Q4 2021 from lower housing activity due to rising interest rates, offset partially by $7.5 million of the gain from a court-approved settlement with a third party PPP service provider in Q4 2022 and higher commercial lease income and loan fees from continued growth.

Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	December 31, 2022	September 30, 2022		December 31, 2022	December 31, 2021
Salaries and employee benefits	$29,194	$31,230	$(2,036)	$29,194	$29,940	$(746)
Technology, communication and bank operations	18,604	19,588	(984)	18,604	22,657	(4,053)
Professional services	6,825	6,269	556	6,825	7,058	(233)
Occupancy	3,672	2,605	1,067	3,672	4,336	(664)
Commercial lease depreciation	6,518	5,966	552	6,518	4,625	1,893
FDIC assessments, non-income taxes and regulatory fees	2,339	2,528	(189)	2,339	2,427	(88)
Loan servicing	4,460	3,851	609	4,460	4,361	99
Loan workout	714	217	497	714	226	488
Advertising and promotion	1,111	762	349	1,111	344	767
Other	4,982	3,182	1,800	4,982	5,574	(592)
Total non-interest expense	$78,419	$76,198	$2,221	$78,419	$81,548	$(3,129)

The management of non-interest expenses remains a priority for us. However, this will not be at the expense of not making adequate investments with new technologies to support efficient and responsible growth.
Non-interest expenses totaled $78.4 million in Q4 2022, $2.2 million higher than Q3 2022. The increase was primarily attributable to increases of $1.1 million in occupancy mostly due to increased lease related expenses, $0.6 million in loan servicing for consumer installment loans, $0.6 million in professional fees primarily for legal fees associated with a settlement with a third party SBA service provider, $0.6 million in commercial lease depreciation from continued growth in our equipment finance business, $0.5 million in loan workout related legal fees mostly related to a commercial mortgage warehouse borrower that filed for bankruptcy and $1.8 million in other non-interest expenses primarily associated with our team members' return to office and increases in business development related expenses and charitable contributions. These increases were offset partially by decreases in salaries and employee benefits of $2.0 million primarily due to lower headcount and incentives, $1.4 million in one-time severance expenses recorded in Q3 2022 and $1.0 million in technology, processing and deposit servicing-related expenses mostly due to lower deposit servicing fees paid to BM Technologies offset by higher software licenses and fees paid for software as a service.
Non-interest expenses totaled $78.4 million in Q4 2022, a decrease of $3.1 million compared to Q4 2021. The decrease was primarily attributable to decreases of $4.1 million in technology, processing and deposit servicing-related expenses mostly due to lower deposit servicing and interchange maintenance fees paid to BM Technologies, $0.7 million in salaries and employee benefits primarily due to lower incentives and $0.7 million in occupancy primarily due to expenses associated with the relocation of the Bank headquarters recorded in Q4 2021. These decreases were offset in part by increases of $1.9 million in commercial lease depreciation from continued growth and $0.8 million in advertising and promotion due to higher spending on media for our deposit products.
Taxes
Income tax expense from continuing operations decreased by $10.8 million to $7.1 million in Q4 2022 from $17.9 million in Q3 2022 primarily due to lower pre-tax income and increased investment tax credits.
Income tax expense from continuing operations decreased by $5.9 million to $7.1 million in Q4 2022 from $13.0 million in Q4 2021 primarily due to lower pre-tax income, partially offset by reduced investment tax credits.
The effective tax rate from continuing operations for Q4 2022 was 19.9% and 21.7% for the twelve months ended December 31, 2022. Customers expects the full-year 2023 effective tax rate from continuing operations to be approximately 22% to 24%.

Outlook
“Looking ahead, we expect to moderate growth as we optimize the balance sheet, further build out our deposit franchise, maximize our efficiency ratio with prudent expense management, and actively buy back common shares to the extent we remain trading below book value. We expect 2023 core loan growth to be in the low-to-mid single digits with tighter margins in the first half of 2023 and wider margins in the second half of 2023. Deposits are expected to remain relatively flat with a focus on reducing high cost deposits. Full year 2023 net interest margin is expected to be between 2.85% - 3.05%. 2023 Core EPS (excluding PPP) is expected to be between $6.00 - $6.25 with a return on common equity of over 15%. Core non interest expense (excluding BM Technologies expense) is expected to increase between 8% - 10% in 2023 and we are targeting a CET 1 ratio of approximately 9.5%. We are focused on improving the quality of our balance sheet and deposit franchise, improving our net interest margin, and achieving a book value in excess of $45 by year-end 2023. Customers Bancorp stock at the close of business on January 20, 2023 was trading at $31.12, only 0.8 times tangible book value* at December 31, 2022,” concluded Mr. Sam Sidhu.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Webcast
Date:            Thursday, January 26, 2023
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com/investor-relations/ and at the Customers Bancorp 4th Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Communications Director, David Patti at dpatti@customersbank.com; questions may also be asked during the webcast through the webcast application.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $20 billion in assets, making it one of the 100 largest bank holding companies in the US. Through its primary subsidiary, Customers Bank, commercial and consumer clients benefit from a full suite of technology-enabled tailored product experience delivered by best-in-class customer service. A pioneer in Banking-as-a-Service and digital banking products, Customers Bank is one of the very few banks that provides a blockchain-based 24/7/365 digital payment solution. In addition to traditional lines such as C&I lending, commercial real estate lending, and multifamily lending, Customers Bank also provides a number of national corporate banking services for Fund Finance, Equipment Finance, Financial Institutions, Technology and Venture, and Healthcare clients. Major accolades include:
•#3 top-performing bank with over $10 billion in assets at year-end 2021 per S&P Global S&P Global Market Intelligence,
•#6 in top-performing banks with assets between $10 billion and $50 billion in 2021 per American Banker, and
•#21 out of the 100 largest publicly traded banks in 2022 per Forbes.
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the impact of the ongoing pandemic on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding, the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2021, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q4 2022 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended December 31, 2022 and the preceding four quarters, and full year 2022 and 2021:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2022	2022	2022	2021	2021	2022	2021

GAAP Profitability Metrics:
Net income available to common shareholders (from continuing and discontinued operations)	$25,623	$61,364	$56,519	$74,896	$98,647	$218,402	$300,134
Per share amounts:
Earnings per share - basic	$0.79	$1.89	$1.73	$2.27	$3.02	$6.69	$9.29
Earnings per share - diluted	$0.77	$1.85	$1.68	$2.18	$2.87	$6.51	$8.91
Book value per common share (1)	$39.08	$38.46	$37.46	$37.61	$37.32	$39.08	$37.32
CUBI stock price (1)	$28.34	$29.48	$33.90	$52.14	$65.37	$28.34	$65.37
CUBI stock price as % of book value (1)	73%	77%	90%	139%	175%	73%	175%
Average shares outstanding - basic	32,413,459	32,455,814	32,712,616	32,957,033	32,625,960	32,632,751	32,312,262
Average shares outstanding - diluted	33,075,422	33,226,607	33,579,013	34,327,065	34,320,327	33,547,706	33,697,547
Shares outstanding (1)	32,373,697	32,475,502	32,449,486	32,957,847	32,913,267	32,373,697	32,913,267
Return on average assets ("ROAA")	0.55%	1.24%	1.17%	1.63%	2.08%	1.13%	1.64%
Return on average common equity ("ROCE")	8.05%	19.33%	18.21%	24.26%	33.18%	17.40%	28.75%
Net interest margin, tax equivalent	2.67%	3.16%	3.39%	3.60%	4.14%	3.19%	3.70%
Efficiency ratio	49.20%	50.00%	42.14%	39.42%	38.70%	44.81%	40.38%
Non-GAAP Profitability Metrics (2):
Core earnings	$39,368	$82,270	$59,367	$75,410	$101,213	$256,415	$344,700
Adjusted pre-tax pre-provision net income	$81,377	$100,994	$105,692	$112,649	$130,595	$400,712	$471,046
Per share amounts:
Core earnings per share - diluted	$1.19	$2.48	$1.77	$2.20	$2.95	$7.63	$10.23
Tangible book value per common share (1)	$38.97	$38.35	$37.35	$37.50	$37.21	$38.97	$37.21
CUBI stock price as % of tangible book value (1)	73%	77%	91%	139%	176%	73%	176%
Core ROAA	0.81%	1.64%	1.23%	1.64%	2.13%	1.32%	1.86%
Core ROCE	12.36%	25.91%	19.13%	24.43%	34.04%	20.43%	33.02%
Adjusted ROAA - pre-tax and pre-provision	1.56%	1.95%	2.11%	2.39%	2.70%	1.99%	2.45%
Adjusted ROCE - pre-tax and pre-provision	24.59%	31.01%	33.37%	35.89%	43.25%	31.16%	44.00%
Net interest margin, tax equivalent, excluding PPP loans	2.87%	3.18%	3.32%	3.32%	3.12%	3.16%	3.16%
Core efficiency ratio	49.12%	42.57%	41.74%	39.47%	38.14%	43.02%	37.54%
Asset Quality:
Net charge-offs	$27,164	$18,497	$13,481	$7,226	$7,582	$66,368	$33,798
Annualized net charge-offs to average total loans and leases	0.70%	0.47%	0.36%	0.21%	0.21%	0.45%	0.22%
Non-performing loans ("NPLs") to total loans and leases (1)	0.19%	0.18%	0.18%	0.31%	0.34%	0.19%	0.34%
Reserves to NPLs (1)	425.95%	466.34%	557.76%	333.15%	277.72%	425.95%	277.72%
Non-performing assets ("NPAs") to total assets	0.15%	0.14%	0.14%	0.23%	0.25%	0.15%	0.25%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	11.07%	11.42%	11.46%	11.60%	11.83%	11.07%	11.83%
Tier 1 capital to risk-weighted assets	11.07%	11.42%	11.46%	11.60%	11.83%	11.07%	11.83%
Total capital to risk-weighted assets	12.24%	12.65%	12.91%	13.03%	13.11%	12.24%	13.11%
Tier 1 capital to average assets (leverage ratio)	8.15%	8.10%	8.09%	8.21%	7.93%	8.15%	7.93%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q4 2022 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million will be phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of December 31, 2022, our regulatory capital ratios reflected 75%, or $46.2 million, benefit associated with the CECL transition provisions.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Twelve Months Ended
	Q4	Q3	Q2	Q1	Q4	December 31,
	2022	2022	2022	2022	2021	2022	2021
Interest income:
Loans and leases	$218,740	$200,457	$168,941	$157,175	$198,000	$745,313	$736,822
Investment securities	42,953	30,546	25,442	20,295	15,202	119,236	40,413
Interest earning deposits	6,754	2,949	919	330	604	10,952	1,585
Other	1,200	1,964	1,032	5,676	231	9,872	2,064
Total interest income	269,647	235,916	196,334	183,476	214,037	885,373	780,884

Interest expense:
Deposits	124,366	65,380	22,781	13,712	15,415	226,239	62,641
FHLB advances	4,464	4,684	2,316	—	51	11,464	6,211
Subordinated debt	2,688	2,689	2,689	2,689	2,688	10,755	10,755
FRB PPP liquidity facility and other borrowings	2,992	4,131	3,696	2,376	2,189	13,195	16,203
Total interest expense	134,510	76,884	31,482	18,777	20,343	261,653	95,810
Net interest income	135,137	159,032	164,852	164,699	193,694	623,720	685,074
Provision (benefit) for credit losses	28,216	(7,994)	23,847	15,997	13,890	60,066	27,426
Net interest income after provision (benefit) for credit losses	106,921	167,026	141,005	148,702	179,804	563,654	657,648

Non-interest income:
Interchange and card revenue	71	72	24	76	84	243	336
Deposit fees	958	989	964	940	1,026	3,851	3,774
Commercial lease income	8,135	7,097	6,592	5,895	5,378	27,719	21,107
Bank-owned life insurance	1,975	3,449	1,947	8,326	1,984	15,697	8,416
Mortgage warehouse transactional fees	1,295	1,545	1,883	2,015	2,262	6,738	12,874
Gain (loss) on sale of SBA and other loans	—	106	1,542	1,507	2,493	3,155	11,327
Loss on sale of consumer installment loans	—	(23,465)	—	—	—	(23,465)	—
Loan fees	4,017	3,008	2,618	2,545	2,513	12,188	7,527
Mortgage banking income	90	125	173	481	262	869	1,536
Gain (loss) on sale of investment securities	(16,937)	(2,135)	(3,029)	(1,063)	(49)	(23,164)	31,392
Unrealized gain (loss) on investment securities	28	(259)	(203)	(276)	—	(710)	2,720
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	(2,840)
Unrealized gain (loss) on derivatives	43	563	821	964	586	2,391	3,208
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	(24,467)
Legal settlement gain	7,519	—	—	—	—	7,519	—
Other	151	(112)	(586)	(212)	452	(759)	957
Total non-interest income	7,345	(9,017)	12,746	21,198	16,991	32,272	77,867

Non-interest expense:
Salaries and employee benefits	29,194	31,230	25,334	26,607	29,940	112,365	108,202
Technology, communication and bank operations	18,604	19,588	22,738	24,068	22,657	84,998	83,544
Professional services	6,825	6,269	7,415	6,956	7,058	27,465	26,688
Occupancy	3,672	2,605	4,279	3,050	4,336	13,606	12,143
Commercial lease depreciation	6,518	5,966	5,552	4,942	4,625	22,978	17,824
FDIC assessments, non-income taxes and regulatory fees	2,339	2,528	1,619	2,383	2,427	8,869	10,061
Loan servicing	4,460	3,851	4,341	2,371	4,361	15,023	10,763
Merger and acquisition related expenses	—	—	—	—	—	—	418
Loan workout	714	217	179	(38)	226	1,072	265
Advertising and promotion	1,111	762	353	315	344	2,541	1,520
Deposit relationship adjustment fees	—	—	—	—	—	—	6,216
Other	4,982	3,182	4,395	3,153	5,574	15,712	16,663
Total non-interest expense	78,419	76,198	76,205	73,807	81,548	304,629	294,307
Income before income tax expense	35,847	81,811	77,546	96,093	115,247	291,297	441,208
Income tax expense	7,136	17,899	18,896	19,332	12,993	63,263	86,940
Net income from continuing operations	$28,711	$63,912	$58,650	$76,761	$102,254	$228,034	$354,268

			(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)						Twelve Months Ended
	Q4	Q3	Q2	Q1	Q4	December 31,
	2022	2022	2022	2022	2021	2022	2021
Loss from discontinued operations before income taxes	$—	$—	$—	$—	$—	$—	$(20,354)
Income tax expense (benefit) from discontinued operations	—	—	—	—	1,585	—	19,267
Net loss from discontinued operations	—	—	—	—	(1,585)	—	(39,621)
Net income	28,711	63,912	58,650	76,761	100,669	228,034	314,647
Preferred stock dividends	3,088	2,548	2,131	1,865	2,022	9,632	11,693
Loss on redemption of preferred stock	—	—	—	—	—	—	2,820
Net income available to common shareholders	$25,623	$61,364	$56,519	$74,896	$98,647	$218,402	$300,134

Basic earnings per common share from continuing operations	$0.79	$1.89	$1.73	$2.27	$3.07	$6.69	$10.51
Basic earnings per common share	0.79	1.89	1.73	2.27	3.02	6.69	9.29
Diluted earnings per common share from continuing operations	0.77	1.85	1.68	2.18	2.92	6.51	10.08
Diluted earnings per common share	0.77	1.85	1.68	2.18	2.87	6.51	8.91

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
ASSETS
Cash and due from banks	$58,025	$41,520	$66,703	$55,515	$35,238
Interest earning deposits	397,781	362,945	178,475	219,085	482,794
Cash and cash equivalents	455,806	404,465	245,178	274,600	518,032
Investment securities, at fair value	2,987,500	2,943,694	3,144,882	4,169,853	3,817,150
Investment securities held to maturity	840,259	886,294	495,039	—	—
Loans held for sale	328,312	5,224	6,595	3,003	16,254
Loans receivable, mortgage warehouse, at fair value	1,323,312	1,569,090	1,874,603	1,755,758	2,284,325
Loans receivable, PPP	998,153	1,154,632	1,570,160	2,195,902	3,250,008
Loans and leases receivable	13,144,894	12,607,742	12,212,995	10,118,855	9,018,298
Allowance for credit losses on loans and leases	(130,924)	(130,197)	(156,530)	(145,847)	(137,804)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	15,335,435	15,201,267	15,501,228	13,924,668	14,414,827
FHLB, Federal Reserve Bank, and other restricted stock	74,196	64,112	74,626	54,553	64,584
Accrued interest receivable	123,374	107,621	98,727	94,669	92,239
Bank premises and equipment, net	9,025	6,610	6,755	8,233	8,890
Bank-owned life insurance	338,441	336,130	335,153	332,239	333,705
Goodwill and other intangibles	3,629	3,629	3,629	3,678	3,736
Other assets	400,135	408,575	340,184	298,212	305,611
Total assets	$20,896,112	$20,367,621	$20,251,996	$19,163,708	$19,575,028

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$1,885,045	$2,993,793	$4,683,030	$4,594,428	$4,459,790
Interest bearing deposits	16,271,908	14,528,645	12,261,689	11,821,132	12,318,134
Total deposits	18,156,953	17,522,438	16,944,719	16,415,560	16,777,924
Federal funds purchased	—	365,000	770,000	700,000	75,000
FHLB advances	800,000	500,000	635,000	—	700,000
Other borrowings	123,580	123,515	123,450	223,230	223,086
Subordinated debt	181,952	181,882	181,812	181,742	181,673
Accrued interest payable and other liabilities	230,666	287,855	243,625	265,770	251,128
Total liabilities	19,493,151	18,980,690	18,898,606	17,786,302	18,208,811

Preferred stock	137,794	137,794	137,794	137,794	137,794
Common stock	35,012	34,948	34,922	34,882	34,722
Additional paid in capital	551,721	549,066	545,670	542,402	542,391
Retained earnings	924,134	898,511	837,147	780,628	705,732
Accumulated other comprehensive income (loss), net	(163,096)	(156,126)	(124,881)	(62,548)	(4,980)
Treasury stock, at cost	(82,604)	(77,262)	(77,262)	(55,752)	(49,442)
Total shareholders' equity	1,402,961	1,386,931	1,353,390	1,377,406	1,366,217
Total liabilities and shareholders' equity	$20,896,112	$20,367,621	$20,251,996	$19,163,708	$19,575,028

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$693,563	$6,754	3.86%	$528,001	$2,949	2.22%	$1,568,510	$604	0.15%
Investment securities (1)	4,061,555	42,953	4.23%	3,770,922	30,546	3.24%	2,621,844	15,202	2.32%
Loans and leases:
Commercial & industrial:
Specialty lending loans and leases (2)	5,529,567	90,885	6.52%	5,064,730	64,753	5.07%	2,206,910	19,998	3.60%
Other commercial & industrial loans (2)	1,670,000	22,796	5.42%	1,585,136	18,794	4.70%	1,307,276	12,905	3.92%
Commercial loans to mortgage companies	1,376,760	17,701	5.10%	1,623,624	17,092	4.18%	2,289,061	17,425	3.02%
Multifamily loans	2,235,885	22,481	3.99%	2,206,953	20,427	3.67%	1,327,732	12,462	3.72%
Loans receivable, PPP	1,065,919	7,249	2.70%	1,349,403	14,666	4.31%	3,898,607	82,086	8.35%
Non-owner occupied commercial real estate loans	1,430,420	18,536	5.14%	1,372,244	15,595	4.51%	1,334,184	12,793	3.80%
Residential mortgages	524,344	5,462	4.13%	513,694	5,008	3.87%	314,551	2,919	3.68%
Installment loans	1,555,108	33,630	8.58%	1,938,199	44,122	9.03%	1,657,049	37,412	8.96%
Total loans and leases (3)	15,388,003	218,740	5.64%	15,653,983	200,457	5.08%	14,335,370	198,000	5.48%
Other interest-earning assets	67,907	1,200	7.01%	68,549	1,964	11.37%	50,709	231	1.81%
Total interest-earning assets	20,211,028	269,647	5.30%	20,021,455	235,916	4.68%	18,576,433	214,037	4.57%
Non-interest-earning assets	506,334			492,911			637,808
Total assets	$20,717,362			$20,514,366			$19,214,241
Liabilities
Interest checking accounts	8,536,962	70,041	3.26%	6,669,787	33,685	2.00%	5,258,982	7,676	0.58%
Money market deposit accounts	3,094,206	21,220	2.72%	5,789,991	24,348	1.67%	5,293,529	5,683	0.43%
Other savings accounts	669,466	3,368	2.00%	625,908	1,818	1.15%	1,189,899	1,357	0.45%
Certificates of deposit	3,259,801	29,737	3.62%	1,141,970	5,529	1.92%	541,528	699	0.51%
Total interest-bearing deposits (4)	15,560,435	124,366	3.17%	14,227,656	65,380	1.82%	12,283,938	15,415	0.50%
Federal funds purchased	151,467	1,437	3.76%	513,011	2,871	2.22%	815	1	0.15%
Borrowings	819,032	8,707	4.22%	874,497	8,633	3.92%	465,600	4,927	4.20%
Total interest-bearing liabilities	16,530,934	134,510	3.23%	15,615,164	76,884	1.95%	12,750,353	20,343	0.63%
Non-interest-bearing deposits (4)	2,514,316			3,245,963			4,817,835
Total deposits and borrowings	19,045,250		2.80%	18,861,127		1.62%	17,568,188		0.46%
Other non-interest-bearing liabilities	271,129			255,735			328,782
Total liabilities	19,316,379			19,116,862			17,896,970
Shareholders' equity	1,400,983			1,397,504			1,317,271
Total liabilities and shareholders' equity	$20,717,362			$20,514,366			$19,214,241
Net interest income		135,137			159,032			193,694
Tax-equivalent adjustment		342			334			276
Net interest earnings		$135,479			$159,366			$193,970
Interest spread			2.50%			3.06%			4.11%
Net interest margin			2.66%			3.16%			4.14%
Net interest margin tax equivalent			2.67%			3.16%			4.14%
Net interest margin tax equivalent excl. PPP (5)			2.87%			3.18%			3.12%

				(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.73%, 1.48% and 0.36% for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, presented to approximate interest income as a taxable asset and excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)
	Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$620,071	$10,952	1.77%	$1,169,416	$1,585	0.14%
Investment securities (1)	3,992,934	119,236	2.99%	1,753,649	40,413	2.30%
Loans and leases:
Commercial & industrial:
Specialty lending loans and leases (2)	4,357,995	218,189	5.01%	1,723,516	63,656	3.69%
Other commercial & industrial loans (2)	1,540,435	69,564	4.52%	1,344,489	51,536	3.83%
Commercial loans to mortgage companies	1,682,471	64,413	3.83%	2,699,300	83,350	3.09%
Multifamily loans	1,957,672	73,987	3.78%	1,501,878	56,582	3.77%
Loans receivable, PPP	1,724,659	79,381	4.60%	5,108,192	279,158	5.46%
Non-owner occupied commercial real estate loans	1,356,086	59,087	4.36%	1,349,563	51,430	3.81%
Residential mortgages	492,870	19,048	3.86%	339,845	12,405	3.65%
Installment loans	1,798,977	161,644	8.99%	1,517,165	138,705	9.14%
Total loans and leases (3)	14,911,165	745,313	5.00%	15,583,948	736,822	4.73%
Other interest-earning assets	64,204	9,872	NM (6)	59,308	2,064	3.48%
Total interest-earning assets	19,588,374	885,373	4.52%	18,566,321	780,884	4.21%
Non-interest-earning assets	521,370			633,615
Total assets	$20,109,744			$19,199,936
Liabilities
Interest checking accounts	$6,853,533	$125,100	1.83%	$4,006,354	$27,605	0.69%
Money market deposit accounts	4,615,574	57,765	1.25%	4,933,027	22,961	0.47%
Other savings accounts	716,838	6,727	0.94%	1,358,708	7,584	0.56%
Certificates of deposit	1,352,787	36,647	2.71%	619,859	4,491	0.72%
Total interest-bearing deposits (4)	13,538,732	226,239	1.67%	10,917,948	62,641	0.57%
Federal funds purchased	349,581	5,811	1.66%	22,110	16	0.07%
FRB PPP liquidity facility	—	—	—%	2,636,925	9,229	0.35%
Borrowings	792,563	29,603	3.74%	610,503	23,924	3.92%
Total interest-bearing liabilities	14,680,876	261,653	1.78%	14,187,486	95,810	0.68%
Non-interest-bearing deposits (4)	3,780,185			3,470,788
Total deposits and borrowings	18,461,061		1.42%	17,658,274		0.54%
Other non-interest-bearing liabilities	255,911			304,078
Total liabilities	18,716,972			17,962,352
Shareholders' equity	1,392,772			1,237,584
Total liabilities and shareholders' equity	$20,109,744			$19,199,936
Net interest income		623,720			685,074
Tax-equivalent adjustment		1,185			1,147
Net interest earnings		$624,905			$686,221
Interest spread			3.10%			3.66%
Net interest margin			3.18%			3.69%
Net interest margin tax equivalent			3.19%			3.70%
Net interest margin tax equivalent excl. PPP (5)			3.16%			3.16%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 1.31% and 0.44% for the twelve months ended December 31, 2022 and 2021, respectively.

	(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)

(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the twelve months ended December 31, 2022 and 2021, presented to approximate interest income as a taxable asset and excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Not meaningful.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Commercial:
Commercial & industrial:
Specialty lending	$5,412,887	$5,103,974	$4,599,640	$2,973,544	$2,403,991
Other commercial & industrial	1,135,336	1,064,332	1,037,443	947,895	942,679
Multifamily	2,217,098	2,267,376	2,012,920	1,705,027	1,486,308
Loans to mortgage companies	1,447,919	1,708,587	1,975,189	1,830,121	2,362,438
Commercial real estate owner occupied	885,339	726,670	710,577	701,893	654,922
Loans receivable, PPP	998,153	1,154,632	1,570,160	2,195,902	3,250,008
Commercial real estate non-owner occupied	1,290,730	1,263,211	1,152,869	1,140,311	1,121,238
Construction	162,009	136,133	195,687	161,024	198,981
Total commercial loans and leases	13,549,471	13,424,915	13,254,485	11,655,717	12,420,565
Consumer:
Residential	498,781	466,888	460,228	469,426	350,984
Manufactured housing	45,076	46,990	48,570	50,669	52,861
Installment:
Personal	1,306,376	1,056,432	1,613,628	1,584,011	1,392,862
Other	394,967	341,463	287,442	313,695	351,613
Total consumer loans	2,245,200	1,911,773	2,409,868	2,417,801	2,148,320
Total loans and leases	$15,794,671	$15,336,688	$15,664,353	$14,073,518	$14,568,885

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

Demand, non-interest bearing	$1,885,045	$2,993,793	$4,683,030	$4,594,428	$4,459,790
Demand, interest bearing	8,476,027	7,124,663	6,644,398	5,591,468	6,488,406
Total demand deposits	10,361,072	10,118,456	11,327,428	10,185,896	10,948,196
Savings	811,798	592,002	640,062	802,395	973,317
Money market	2,734,217	4,913,967	4,254,205	4,981,077	4,349,073
Time deposits	4,249,866	1,898,013	723,024	446,192	507,338
Total deposits	$18,156,953	$17,522,438	$16,944,719	$16,415,560	$16,777,924

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of December 31, 2022					As of September 30, 2022					As of December 31, 2021
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Commercial & industrial, including specialty lending (1)	$6,672,830	$1,761	$17,582	0.03%	998.41%	$6,307,803	$4,078	$15,131	0.06%	371.04%	$3,424,783	$6,096	$12,702	0.18%	208.37%
Multifamily	2,213,019	1,143	14,541	0.05%	1272.18%	2,263,268	1,158	14,244	0.05%	1230.05%	1,486,308	22,654	4,477	1.52%	19.76%
Commercial real estate owner occupied	885,339	2,768	6,454	0.31%	233.16%	726,670	2,198	6,220	0.30%	282.98%	654,922	2,475	3,213	0.38%	129.82%
Commercial real estate non-owner occupied	1,290,730	—	11,219	—%	—%	1,263,211	—	11,332	—%	—%	1,121,238	2,815	6,210	0.25%	220.60%
Construction	162,009	—	1,913	—%	—%	136,133	—	1,614	—%	—%	198,981	—	692	—%	—%
Total commercial loans and leases receivable	11,223,927	5,672	51,709	0.05%	911.65%	10,697,085	7,434	48,541	0.07%	652.96%	6,886,232	34,040	27,294	0.49%	80.18%
Residential	497,952	6,922	6,094	1.39%	88.04%	465,772	6,438	5,453	1.38%	84.70%	334,730	7,727	2,383	2.31%	30.84%
Manufactured housing	45,076	2,410	4,430	5.35%	183.82%	46,990	2,584	4,482	5.50%	173.45%	52,861	3,563	4,278	6.74%	120.07%
Installment	1,377,939	9,527	68,691	0.69%	721.01%	1,397,895	6,848	71,721	0.49%	1047.33%	1,744,475	3,783	103,849	0.22%	2745.15%
Total consumer loans receivable	1,920,967	18,859	79,215	0.98%	420.04%	1,910,657	15,870	81,656	0.83%	514.53%	2,132,066	15,073	110,510	0.71%	733.17%
Loans and leases receivable (1)	13,144,894	24,531	130,924	0.19%	533.71%	12,607,742	23,304	130,197	0.18%	558.69%	9,018,298	49,113	137,804	0.54%	280.59%
Loans receivable, PPP	998,153	—	—	—%	—%	1,154,632	—	—	—%	—%	3,250,008	—	—	—%	—%
Loans receivable, mortgage warehouse, at fair value	1,323,312	—	—	—%	—%	1,569,090	—	—	—%	—%	2,284,325	—	—	—%	—%
Total loans held for sale	328,312	6,206	—	1.89%	—%	5,224	4,615	—	88.34%	—%	16,254	507	—	3.12%	—%
Total portfolio	$15,794,671	$30,737	$130,924	0.19%	425.95%	$15,336,688	$27,919	$130,197	0.18%	466.34%	$14,568,885	$49,620	$137,804	0.34%	277.72%
(1) Excluding loans receivable, PPP from total loans and leases receivable is a non-GAAP measure. Management believes the use of these non-GAAP measures provides additional clarity when assessing Customers' financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. Please refer to the reconciliation schedules that follow this table.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2022	2022	2022	2022	2021	2022	2021
Loan type
Commercial & industrial, including specialty lending (1)	$12,960	$2,581	$(416)	$(59)	$240	$15,066	$448
Multifamily	—	—	1,990	(337)	—	1,653	1,132
Commercial real estate owner occupied	(2)	—	(42)	(7)	66	(51)	249
Commercial real estate non-owner occupied	972	4,831	159	(8)	(14)	5,954	860
Construction	(10)	(10)	(103)	(113)	(3)	(236)	(125)
Residential	7	(13)	(39)	(2)	(6)	(47)	76
Installment	13,237	11,108	11,932	7,752	7,299	44,029	31,158
Total net charge-offs (recoveries) from loans held for investment	$27,164	$18,497	$13,481	$7,226	$7,582	$66,368	$33,798

(1)    Includes $11.0 million of one-time charge-offs from certain loans originated under the PPP program that were subsequently determined to be ineligible for SBA forgiveness and guarantee and were deemed uncollectible during the three and twelve months ended December 31, 2022.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Twelve Months Ended December 31,
	Q4 2022		Q3 2022		Q2 2022		Q1 2022		Q4 2021		2022		2021
(Dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$25,623	$0.77	$61,364	$1.85	$56,519	$1.68	$74,896	$2.18	$98,647	$2.87	$218,402	$6.51	$300,134	$8.91
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	—	—	—	—	1,585	0.05	—	—	39,621	1.18
Severance expense	—	—	1,058	0.03	—	—	—	—	—	—	1,058	0.03	1,517	0.05
Impairments on fixed assets and leases	—	—	126	0.00	705	0.02	220	0.01	1,118	0.03	1,051	0.03	1,118	0.03
Merger and acquisition related expenses	—	—	—	—	—	—	—	—	—	—	—	—	320	0.01
Loss on sale of consumer installment loans	—	—	18,221	0.55	—	—	—	—	—	—	18,221	0.54	—	—
Legal reserves	—	—	—	—	—	—	—	—	—	—	—	—	897	0.03
(Gains) losses on investment securities	13,543	0.41	1,859	0.06	2,494	0.07	1,030	0.03	43	0.00	18,926	0.56	(26,015)	(0.77)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	—	—	—	—	—	—	2,150	0.06
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	—	—	—	—	—	—	18,716	0.56
Derivative credit valuation adjustment	202	0.01	(358)	(0.01)	(351)	(0.01)	(736)	(0.02)	(180)	(0.01)	(1,243)	(0.04)	(1,285)	(0.04)
Deposit relationship adjustment fees	—	—	—	—	—	—	—	—	—	—	—	—	4,707	0.14
Loss on redemption of preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	2,820	0.08
Core earnings	$39,368	$1.19	$82,270	$2.48	$59,367	$1.77	$75,410	$2.20	$101,213	$2.95	$256,415	$7.63	$344,700	$10.23

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Earnings, excluding PPP - Customers Bancorp											Twelve Months Ended December 31,
	Q4 2022		Q3 2022		Q2 2022		Q1 2022		Q4 2021		2022		2021
(Dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$25,623	$0.77	$61,364	$1.85	$56,519	$1.68	$74,896	$2.18	$98,647	$2.87	$218,402	$6.51	$300,134	$8.91
Less: PPP net income (loss) (after tax)	(5,956)	(0.18)	5,846	0.18	13,066	0.39	24,713	0.72	64,323	1.87	37,669	1.12	195,050	5.79
Net income to common shareholders, excluding PPP	31,579	0.95	55,518	1.67	43,453	1.29	50,183	1.46	34,324	1.00	180,733	5.39	105,084	3.12
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	—	—	—	—	1,585	0.05	—	—	39,621	1.18
Severance expense	—	—	1,058	0.03	—	—	—	—	—	—	1,058	0.03	1,517	0.05
Impairments on fixed assets and leases	—	—	126	0.00	705	0.02	220	0.01	1,118	0.03	1,051	0.03	1,118	0.03
Merger and acquisition related expenses	—	—	—	—	—	—	—	—	—	—	—	—	320	0.01
Loss on sale of consumer installment loans	—	—	18,221	0.55	—	—	—	—	—	—	18,221	0.54	—	—
Legal reserves	—	—	—	—	—	—	—	—	—	—	—	—	897	0.03
(Gains) losses on investment securities	13,543	0.41	1,859	0.06	2,494	0.07	1,030	0.03	43	0.00	18,926	0.56	(26,015)	(0.77)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	—	—	—	—	—	—	2,150	0.06
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	—	—	—	—	—	—	18,716	0.56
Derivative credit valuation adjustment	202	0.01	(358)	(0.01)	(351)	(0.01)	(736)	(0.02)	(180)	(0.01)	(1,243)	(0.04)	(1,285)	(0.04)
Deposit relationship adjustment fees	—	—	—	—	—	—	—	—	—	—	—	—	4,707	0.14
Loss on redemption of preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	2,820	0.08
Core earnings, excluding PPP	$45,324	$1.37	$76,424	$2.30	$46,301	$1.38	$50,697	$1.48	$36,890	$1.07	$218,746	$6.51	$149,650	$4.44

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
GAAP net income	$28,711	$63,912	$58,650	$76,761	$100,669	$228,034	$314,647
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	1,585	—	39,621
Severance expense	—	1,058	—	—	—	1,058	1,517
Impairments on fixed assets and leases	—	126	705	220	1,118	1,051	1,118
Merger and acquisition related expenses	—	—	—	—	—	—	320
Loss on sale of consumer installment loans	—	18,221	—	—	—	18,221	—
Legal reserves	—	—	—	—	—	—	897
(Gains) losses on investment securities	13,543	1,859	2,494	1,030	43	18,926	(26,015)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,150
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	18,716
Derivative credit valuation adjustment	202	(358)	(351)	(736)	(180)	(1,243)	(1,285)
Deposit relationship adjustment fees	—	—	—	—	—	—	4,707
Core net income	$42,456	$84,818	$61,498	$77,275	$103,235	$266,047	$356,393

Average total assets	$20,717,362	$20,514,366	$20,056,020	$19,129,330	$19,214,241	$20,109,744	$19,199,936

Core return on average assets	0.81%	1.64%	1.23%	1.64%	2.13%	1.32%	1.86%

Core Return on Average Assets, excluding PPP - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
GAAP net income	$28,711	$63,912	$58,650	$76,761	$100,669	$228,034	$314,647
Less: PPP net income (loss) (after tax)	(5,956)	5,846	13,066	24,713	64,323	37,669	195,050
Net income, excluding PPP	34,667	58,066	45,584	52,048	36,346	190,365	119,597
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	1,585	—	39,621
Severance expense	—	1,058	—	—	—	1,058	1,517
Impairments on fixed assets and leases	—	126	705	220	1,118	1,051	1,118
Merger and acquisition related expenses	—	—	—	—	—	—	320
Loss on sale of consumer installment loans	—	18,221	—	—	—	18,221	—
Legal reserves	—	—	—	—	—	—	897
(Gains) losses on investment securities	13,543	1,859	2,494	1,030	43	18,926	(26,015)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,150
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	18,716
Derivative credit valuation adjustment	202	(358)	(351)	(736)	(180)	(1,243)	(1,285)
Deposit relationship adjustment fees	—	—	—	—	—	—	4,707
Core net income, excluding PPP	$48,412	$78,972	$48,432	$52,562	$38,912	$228,378	$161,343

Average total assets	$20,717,362	$20,514,366	$20,056,020	$19,129,330	$19,214,241	$20,109,744	$19,199,936

Core return on average assets, excluding PPP	0.93%	1.53%	0.97%	1.11%	0.80%	1.14%	0.84%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
GAAP net income	$28,711	$63,912	$58,650	$76,761	$100,669	$228,034	$314,647
Reconciling items:
Income tax expense	7,136	17,899	18,896	19,332	12,993	63,263	86,940
Provision (benefit) for credit losses	28,216	(7,994)	23,847	15,997	13,890	60,066	27,426
Provision (benefit) for credit losses on unfunded commitments	153	254	608	(109)	352	906	(220)
Severance expense	—	1,363	—	—	—	1,363	2,004
Net loss from discontinued operations	—	—	—	—	1,585	—	39,621
Impairments on fixed assets and leases	—	162	914	286	1,260	1,362	1,260
Merger and acquisition related expenses	—	—	—	—	—	—	418
Loss on sale of consumer installment loans	—	23,465	—	—	—	23,465	—
Legal reserves	—	—	—	—	—	—	1,185
(Gains) losses on investment securities	16,909	2,394	3,232	1,339	49	23,874	(34,112)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,840
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Derivative credit valuation adjustment	252	(461)	(455)	(957)	(203)	(1,621)	(1,646)
Deposit relationship adjustment fees	—	—	—	—	—	—	6,216
Adjusted net income - pre-tax pre-provision	$81,377	$100,994	$105,692	$112,649	$130,595	$400,712	$471,046

Average total assets	$20,717,362	$20,514,366	$20,056,020	$19,129,330	$19,214,241	$20,109,744	$19,199,936

Adjusted ROAA - pre-tax pre-provision	1.56%	1.95%	2.11%	2.39%	2.70%	1.99%	2.45%

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision, excluding PPP - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
GAAP net income	$28,711	$63,912	$58,650	$76,761	$100,669	$228,034	$314,647
Less: PPP net income (loss) (after tax)	(5,956)	5,846	13,066	24,713	64,323	37,669	195,050
Net income, excluding PPP	34,667	58,066	45,584	52,048	36,346	190,365	119,597
Reconciling items:
Income tax expense	7,136	17,899	18,896	19,332	12,993	63,263	86,940
Provision (benefit) for credit losses	28,216	(7,994)	23,847	15,997	13,890	60,066	27,426
Provision (benefit) for credit losses on unfunded commitments	153	254	608	(109)	352	906	(220)
Severance expense	—	1,363	—	—	—	1,363	2,004
Net loss from discontinued operations	—	—	—	—	1,585	—	39,621
Impairments on fixed assets and leases	—	162	914	286	1,260	1,362	1,260
Merger and acquisition related expenses	—	—	—	—	—	—	418
Loss on sale of consumer installment loans	—	23,465	—	—	—	23,465	—
Legal reserves	—	—	—	—	—	—	1,185
(Gains) losses on investment securities	16,909	2,394	3,232	1,339	49	23,874	(34,112)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,840
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Derivative credit valuation adjustment	252	(461)	(455)	(957)	(203)	(1,621)	(1,646)
Deposit relationship adjustment fees	—	—	—	—	—	—	6,216
Adjusted net income - pre-tax pre-provision, excluding PPP	$87,333	$95,148	$92,626	$87,936	$66,272	$363,043	$275,996

Average total assets	$20,717,362	$20,514,366	$20,056,020	$19,129,330	$19,214,241	$20,109,744	$19,199,936

Adjusted ROAA - pre-tax pre-provision, excluding PPP	1.67%	1.84%	1.85%	1.86%	1.37%	1.81%	1.44%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
GAAP net income to common shareholders	$25,623	$61,364	$56,519	$74,896	$98,647	$218,402	$300,134
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	1,585	—	39,621
Severance expense	—	1,058	—	—	—	1,058	1,517
Impairments on fixed assets and leases	—	126	705	220	1,118	1,051	1,118
Merger and acquisition related expenses	—	—	—	—	—	—	320
Loss on sale of consumer installment loans	—	18,221	—	—	—	18,221	—
Legal reserves	—	—	—	—	—	—	897
(Gains) losses on investment securities	13,543	1,859	2,494	1,030	43	18,926	(26,015)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,150
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	18,716
Derivative credit valuation adjustment	202	(358)	(351)	(736)	(180)	(1,243)	(1,285)
Deposit relationship adjustment fees	—	—	—	—	—	—	4,707
Loss on redemption of preferred stock	—	—	—	—	—	—	2,820
Core earnings	$39,368	$82,270	$59,367	$75,410	$101,213	$256,415	$344,700

Average total common shareholders' equity	$1,263,190	$1,259,711	$1,244,819	$1,252,022	$1,179,478	$1,254,979	$1,043,906

Core return on average common equity	12.36%	25.91%	19.13%	24.43%	34.04%	20.43%	33.02%

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
GAAP net income to common shareholders	$25,623	$61,364	$56,519	$74,896	$98,647	$218,402	$300,134
Reconciling items:
Income tax expense	7,136	17,899	18,896	19,332	12,993	63,263	86,940
Provision (benefit) for credit losses	28,216	(7,994)	23,847	15,997	13,890	60,066	27,426
Provision (benefit) for credit losses on unfunded commitments	153	254	608	(109)	352	906	(220)
Net loss from discontinued operations	—	—	—	—	1,585	—	39,621
Severance expense	—	1,363	—	—	—	1,363	2,004
Impairments on fixed assets and leases	—	162	914	286	1,260	1,362	1,260
Merger and acquisition related expenses	—	—	—	—	—	—	418
Loss on sale of consumer installment loans	—	23,465	—	—	—	23,465	—
Legal reserves	—	—	—	—	—	—	1,185
(Gains) losses on investment securities	16,909	2,394	3,232	1,339	49	23,874	(34,112)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,840
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Derivative credit valuation adjustment	252	(461)	(455)	(957)	(203)	(1,621)	(1,646)
Deposit relationship adjustment fees	—	—	—	—	—	—	6,216
Loss on redemption of preferred stock	—	—	—	—	—	—	2,820
Pre-tax pre-provision adjusted net income available to common shareholders	$78,289	$98,446	$103,561	$110,784	$128,573	$391,080	$459,353

Average total common shareholders' equity	$1,263,190	$1,259,711	$1,244,819	$1,252,022	$1,179,478	$1,254,979	$1,043,906

Adjusted ROCE - pre-tax pre-provision	24.59%	31.01%	33.37%	35.89%	43.25%	31.16%	44.00%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Net Interest Margin, Tax Equivalent, excluding PPP - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
GAAP net interest income	$135,137	$159,032	$164,852	$164,699	$193,694	$623,720	$685,074
PPP net interest (income) expense	2,791	(9,632)	(18,946)	(34,615)	(78,647)	(60,402)	(261,279)
Tax-equivalent adjustment	342	334	270	239	276	1,185	1,147
Net interest income, tax equivalent, excluding PPP	$138,270	$149,734	$146,176	$130,323	$115,323	$564,503	$424,942

GAAP average total interest earning assets	$20,211,028	$20,021,455	$19,525,936	$18,572,308	$18,576,433	$19,588,374	$18,566,321
Average PPP loans	(1,065,919)	(1,349,403)	(1,863,429)	(2,641,318)	(3,898,607)	(1,724,659)	(5,108,192)
Adjusted average total interest earning assets	$19,145,109	$18,672,052	$17,662,507	$15,930,990	$14,677,826	$17,863,715	$13,458,129

Net interest margin, tax equivalent, excluding PPP	2.87%	3.18%	3.32%	3.32%	3.12%	3.16%	3.16%

Loan Yield, excluding PPP						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
Interest income on loans and leases	$218,740	$200,457	$168,941	$157,175	$198,000	$745,313	$736,822

PPP interest income	(7,249)	(14,666)	(20,572)	(36,894)	(82,086)	(79,381)	(279,157)
Interest income on core loans (Loans and leases, excluding PPP)	$211,491	$185,791	$148,369	$120,281	$115,914	$665,932	$457,665

Average total loans and leases	$15,388,003	$15,653,983	$14,918,498	$13,656,991	$14,335,370	$14,911,165	$15,583,948
Average PPP loans	(1,065,919)	(1,349,403)	(1,863,429)	(2,641,318)	(3,898,607)	(1,724,659)	(5,108,192)
Adjusted average total loans and leases	$14,322,084	$14,304,580	$13,055,069	$11,015,673	$10,436,763	$13,186,506	$10,475,756

Loan yield, excluding PPP	5.86%	5.15%	4.56%	4.43%	4.41%	5.05%	4.37%

Core Efficiency Ratio - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
GAAP net interest income	$135,137	$159,032	$164,852	$164,699	$193,694	$623,720	$685,074

GAAP non-interest income	$7,345	$(9,017)	$12,746	$21,198	$16,991	$32,272	$77,867
Loss on sale of consumer installment loans	—	23,465	—	—	—	23,465	—
(Gains) losses on investment securities	16,909	2,394	3,232	1,339	49	23,874	(34,112)
Derivative credit valuation adjustment	252	(461)	(455)	(957)	(203)	(1,621)	(1,646)
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,840
Core non-interest income	24,506	16,381	15,523	21,580	16,837	77,990	69,416
Core revenue	$159,643	$175,413	$180,375	$186,279	$210,531	$701,710	$754,490

GAAP non-interest expense	$78,419	$76,198	$76,205	$73,807	$81,548	$304,629	$294,307
Severance expense	—	(1,363)	—	—	—	(1,363)	(2,004)
Impairments on fixed assets and leases	—	(162)	(914)	(286)	(1,260)	(1,362)	(1,260)
Legal reserves	—	—	—	—	—	—	(1,185)
Merger and acquisition related expenses	—	—	—	—	—	—	(418)
Deposit relationship adjustment fees	—	—	—	—	—	—	(6,216)
Core non-interest expense	$78,419	$74,673	$75,291	$73,521	$80,288	$301,904	$283,224

Core efficiency ratio (1)	49.12%	42.57%	41.74%	39.47%	38.14%	43.02%	37.54%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
GAAP total shareholders' equity	$1,402,961	$1,386,931	$1,353,390	$1,377,406	$1,366,217
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,678)	(3,736)
Tangible common equity	$1,261,538	$1,245,508	$1,211,967	$1,235,934	$1,224,687

GAAP total assets	$20,896,112	$20,367,621	$20,251,996	$19,163,708	$19,575,028
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,678)	(3,736)
Tangible assets	$20,892,483	$20,363,992	$20,248,367	$19,160,030	$19,571,292

Tangible common equity to tangible assets	6.04%	6.12%	5.99%	6.45%	6.26%

Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp

(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
GAAP total shareholders' equity	$1,402,961	$1,386,931	$1,353,390	$1,377,406	$1,366,217
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,678)	(3,736)
Tangible common equity	$1,261,538	$1,245,508	$1,211,967	$1,235,934	$1,224,687

GAAP total assets	$20,896,112	$20,367,621	$20,251,996	$19,163,708	$19,575,028
Loans receivable, PPP	(998,153)	(1,154,632)	(1,570,160)	(2,195,902)	(3,250,008)
Total assets, excluding PPP	$19,897,959	$19,212,989	$18,681,836	$16,967,806	$16,325,020
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,678)	(3,736)
Tangible assets, excluding PPP	$19,894,330	$19,209,360	$18,678,207	$16,964,128	$16,321,284

Tangible common equity to tangible assets, excluding PPP	6.34%	6.48%	6.49%	7.29%	7.50%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands except share and per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
GAAP total shareholders' equity	$1,402,961	$1,386,931	$1,353,390	$1,377,406	$1,366,217
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,678)	(3,736)
Tangible common equity	$1,261,538	$1,245,508	$1,211,967	$1,235,934	$1,224,687

Common shares outstanding	32,373,697	32,475,502	32,449,486	32,957,847	32,913,267

Tangible book value per common share	$38.97	$38.35	$37.35	$37.50	$37.21

Core Loans (Total Loans and Leases, excluding PPP)

(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Total loans and leases	$15,794,671	$15,336,688	$15,664,353	$14,073,518	$14,568,885

Loans receivable, PPP	(998,153)	(1,154,632)	(1,570,160)	(2,195,902)	(3,250,008)
Core Loans (Loans and leases, excluding PPP)	$14,796,518	$14,182,056	$14,094,193	$11,877,616	$11,318,877

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Total Assets, excluding PPP

(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Total assets	$20,896,112	$20,367,621	$20,251,996	$19,163,708	$19,575,028

Loans receivable, PPP	(998,153)	(1,154,632)	(1,570,160)	(2,195,902)	(3,250,008)
Total assets, excluding PPP	$19,897,959	$19,212,989	$18,681,836	$16,967,806	$16,325,020

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP

(Dollars in thousands except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Loans and leases receivable	$14,143,047	$13,762,374	$13,783,155	$12,314,757	$12,268,306

Loans receivable, PPP	(998,153)	(1,154,632)	(1,570,160)	(2,195,902)	(3,250,008)
Loans and leases held for investment, excluding PPP	$13,144,894	$12,607,742	$12,212,995	$10,118,855	$9,018,298

Allowance for credit losses on loans and leases	$130,924	$130,197	$156,530	$145,847	$137,804

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	1.00%	1.03%	1.28%	1.44%	1.53%